Exhibit 99.4

Item 9A. Controls and Procedures

Management’s Report on Internal Control over Financial Reporting and Disclosure Controls and Procedures

Our management, including our principal executive and principal financial officers, is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f), and 15d-15(f) under the Securities Exchange Act of 1934). Under the supervision and with the participation of the Company’s management, including the principal executive officer and principal financial officer, the Company performed an evaluation and completed its assessment of its internal control over financial reporting as of December 31, 2004 based on the framework in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects a company’s ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of a company’s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.

Our management, including our principal executive and principal financial officers, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, but not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

Revenue Cycle

On October 1, 2004 the Company began the process of converting a significant portion of its financial records (principally revenue cycle related items) from a legacy system called “CDI”, to various modules of our principal financial software, PeopleSoft. We expected that this conversion would be completed by December 31, 2004, but this did not occur. As a result, our system of internal controls surrounding the revenue cycle did not include all the anticipated internal controls in place at year-end. However, subsequent to December 31, 2004, the Company was able to adequately document and test the Company’s internal controls that were in place as of December 31, 2004.

PeopleSoft is a widely used and very powerful software system. While we encountered no significant difficulties in expanding the use of the various PeopleSoft modules, planning for the conversion was flawed in that our estimate of the time and resources required to successfully complete the process was underestimated. In addition, the training of personnel in the contract data entry process was inadequate to ensure the accurate entry of data into the system.

As a result, management has concluded that the following control deficiencies in our revenue cycle existed as of December 31, 2004:

•	The training of contract accounting staff and the review and supervision of the data entry and contract activation process in connection with the data conversion, including access controls to the PeopleSoft contracts module, was inadequate to detect errors before contract activation.

•	Not all of the legacy contracts were converted completely into the new PeopleSoft module, resulting in the need to continue the use of manual processes, which significantly impairs management’s ability to effectively review, monitor and investigate movements in customer account balances. It also limits our ability to create meaningful deferred revenue roll-forward analysis on a timely basis.

The Company believes that, both individually and in the aggregate, these control deficiencies constituted material weaknesses in our internal controls over financial reporting as of December 31, 2004, because they resulted in more than a remote likelihood that a material misstatement could occur in our annual or interim financial statements and not be prevented or detected. In fact, these material weaknesses resulted in errors, which were not detected on a timely basis. None of these errors, however, resulted in any material adjustments to our financial statements. Such adjustments were recorded by the Company prior to the finalization of the 2004 financial statements.

In addition to the material weaknesses described above, in connection with performing its audit of our financial results for 2003 (our prior fiscal year), BDO Seidman, LLP (“BDO”) informed us that they noted a matter involving internal control that they considered to be a material weakness. The material weakness noted by BDO concerned the fact that the Company had not implemented procedures to track movements in deferred revenue on an overall roll forward basis. As a result, it was difficult for management to continually monitor movements in the account. Analytical review was done at the end of each period but not on an overall roll forward basis. While the Company has implemented procedures in the legacy systems to report movements in deferred revenue on an overall roll forward basis, the completion of this in the new system (PeopleSoft) was not in place as of December 31, 2004. Accordingly, as of December 31, 2004, management believes that this control deficiency remained a material weakness.

Our current PeopleSoft implementation and conversion plan calls for all contract and customer data to be in PeopleSoft by the second quarter of 2005. Although there can be no assurance, by that time we believe the above material weaknesses will be remediated and will no longer exist.

Closing Cycle

The aforementioned weaknesses in our revenue cycle also affected our closing cycle for the year ended December 31, 2004. The manual processes referred to above were performed substantially by our accounting and finance staff, with some reliance on outside consultants, the same people who are involved in the normal closing cycle. As a result, our year-end close processes were affected in that less time was available from our staff for normal closing and review procedures, and these procedures are an important component of our controls surrounding the closing process. This situation was exacerbated by the fact that we replaced our corporate controller on January 11, 2005. We believe that these demands on the time of our staff and their overall workload resulted in inadequate staffing and supervision in our accounting and finance departments, which the Company believes constituted a significant deficiency in our internal controls as of December 31, 2004, and, taken together with the material weaknesses relating to the revenues cycle discussed above, constitute an additional material weakness in our internal controls over financial reporting as of December 31, 2004.

Subsequent to December 31, 2004, we have taken steps to bolster the personnel involved in the closing cycle and have initiated what we believe to be improved processes and a better delineation of duties. While there can be no assurance in this regard, we expect that these steps will eliminate this material weakness in 2005. Until that time, we will continue to rely on manual processes and require additional commitment of resources to the closing process to produce our financial records and reports.

As a result of the material weaknesses relating to our revenue cycle and our closing cycle noted above, management has concluded that as of December 31, 2004, the Company did not maintain effective internal control over financial reporting.

BDO Seidman LLP, our independent registered public accounting firm, has disclaimed an opinion on management’s assessment of internal control over financial reporting. BDO has informed us that the disclaimer of an opinion resulted from our inability to complete our documentation of internal controls and procedures surrounding our new revenue recognition and contract tracking systems in sufficient time to enable BDO to obtain sufficient contemporaneous evidence as of December 31, 2004 in order for BDO to adequately evaluate management’s assessment of the operating effectiveness of internal control over financial reporting. BDO has informed us further that these circumstances represented a limitation on the scope of BDO’s audit of management’s assessment of internal control over financial reporting. BDO’s report is presented in Part II, Item 8 of Amendment No. 1 to our Annual Report on Form 10-K, filed with the SEC on April 29, 2005.

Disclosure Controls and Procedures

We have established disclosure controls and procedures to ensure that material information relating to the Company is made known to the officers who certify the financial statements and to other members of senior management and the Audit Committee of the Board of Directors. However, the material weaknesses in internal controls over financial reporting discussed above also led our management to conclude that the Company’s disclosure controls and procedures were not effective as of December 31, 2004, to ensure that certain financial information related to these matters required to be disclose in the Company’s filings and submission to SEC under the Exchange Act are recorded, processed, summarized and reported within the required time periods.

Changes in Internal Control

As described above, beginning in October 2004, the Company converted its contract management software from a legacy system, CDI, to the various modules of our principal financial software, PeopleSoft. While we had expected this process to have been completed by December 31, 2004, we now expect that all contract data and new processes will be completed by the second quarter of 2005.